Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John P. Wiehoff and Ben G. Campbell (with full power to act alone), as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the fiscal year ended December 31, 2012, and any and all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on the dates indicated.

Signature	Date

/s/ SCOTT P. ANDERSON
February 25, 2013
Scott P. Anderson
/s/ ROBERT EZRILOV
February 25, 2013
Robert Ezrilov

/s/ WAYNE M. FORTUN
February 25, 2013
Wayne M. Fortun

/s/ MARY J. STEELE GUILFOILE
February 25, 2013
Mary J. Steele Guilfoile

/s/ JODEE KOZLAK
February 25, 2013
Jodee Kozlak

/s/ DAVID W. MACLENNAN
February 25, 2013
David W. MacLennan

/s/ REBECCA KOENIG ROLOFF
February 25, 2013
ReBecca Koenig Roloff

/s/ BRIAN P. SHORT
February 25, 2013
Brian P. Short

/s/ JAMES B. STAKE
February 25, 2013
James B. Stake

/s/ MICHAEL W. WICKHAM
February 25, 2013
Michael W. Wickham